UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 21, 2010
The Hillman Companies, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-13293 (Commission File No.)	23-2874736 (I.R.S. Employer Identification No.)
Registrant’s telephone number, including area code: (513) 851-4900
Not Applicable
(Former name or former address,
if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
          On April 21, 2010, The Hillman Companies, Inc., a Delaware corporation (“Hillman”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with OHCP HM Acquisition Corp., a Delaware corporation (the “Purchaser”), OHCP HM Merger Sub Corp., a Delaware corporation and wholly owned subsidiary of the Purchaser (the “Merger Sub”), and THC Representative, LLC, a Delaware limited liability company, acting as a representative of Hillman’s stockholders and optionholders. The Purchaser will acquire 100% of the capital stock of Hillman in a reverse subsidiary merger pursuant to which Merger Sub will merge with and into Hillman, with Hillman as the surviving company (the “Merger”). Immediately following the Merger, the separate existence of the Merger Sub will cease and Hillman will become a wholly owned subsidiary of the Purchaser. The Purchaser is an affiliate of Oak Hill Capital Partners, a leading private equity firm (“Oak Hill Capital”). In addition, in connection with the Merger, the Purchaser shall repay or cause to be repaid Hillman’s indebtedness under its secured credit facilities as of the effective time of the Merger, which is currently approximately $208.1 million. The aggregate value of the Merger is estimated to be approximately $815 million, the value of which is subject to adjustment pursuant to the Merger Agreement. Affiliates of Oak Hill Capital have entered into a Limited Guaranty in favor of Hillman with respect to certain obligations of the Purchaser in connection with the Merger Agreement.
          Upon consummation of the Merger, each share of Class A Preferred Stock, par value $0.01 per share, of Hillman issued and outstanding immediately prior to the effective time of the Merger will be converted into the right to receive an amount, in cash, equal to the Liquidation Value (as defined in Hillman’s charter) plus all accrued and unpaid dividends on such shares as of the effective time of the Merger.
          Upon consummation of the Merger, each share of Class A Common Stock, par value $0.01 per share, Class B Common Stock, par value $0.01 per share, and each share of Class C Common Stock, par value $0.01 per share, of Hillman issued and outstanding immediately prior to the effective time of the Merger, other than the Management Rollover Shares (as defined in the Merger Agreement), will be converted into the right to receive an amount, in cash, equal to the per share portion of the Closing Residual Value of Hillman, as defined in the Merger Agreement, plus the per share portion of any Additional Merger Consideration, as defined in the Merger Agreement. Immediately prior to the effective time of the Merger, the Management Rollover Shares will be transferred to the Purchaser in exchange for shares of common stock of Purchaser having dollar value equal to the per share portion of the Closing Residual Consideration that would otherwise have been payable upon the Merger if the rollover had not occurred. Any Additional Merger Consideration that is paid to the shareholders of Hillman will be paid with respect to the Management Rollover Shares in cash on the same basis as if the rollover had not occurred.
          Each option for Common Stock of Hillman or for Preferred Stock of Hillman that is not fully vested and exercisable as of the effective time of the Merger shall automatically become fully vested and exercisable as of the effective time of the Merger pursuant to the terms of the Merger Agreement.
          At the Closing, Hillman Investment Company shall redeem each outstanding share of Class A Preferred Stock of Hillman Investment Company at an amount equal to the Liquidation Value (as defined in Hillman Investment Company’s charter) plus all accrued and unpaid dividends on such shares as of the effective time of the Merger.
          Each option for Class A Preferred Stock of Hillman Investment Company will become vested and exercisable as of the effective time of the Merger.
          Hillman’s publicly traded trust preferred securities will remain outstanding, will not be converted or exchanged, and will continue to trade on the NYSE-AMEX under the ticker symbol “HLM_Pr”.
          The Merger Agreement, which is included as Exhibit 2.1 to this current report on Form 8-K and incorporated herein by reference, contains (a) customary representations and warranties of Hillman, including, among others: corporate organization, capitalization, corporate authority and absence of conflicts, reports and regulatory matters, financial statements, compliance with law and legal proceedings, absence of certain changes, taxes, employee matters, intellectual property, insurance and environmental matters, (b) customary representations and warranties of the Purchaser, including, among others: corporate organization, corporate authority, compliance with law and legal proceedings and financial capacity to consummate the Merger and (c) covenants of Hillman to conduct its business in the ordinary course consistent with past practice until the Merger is completed and to not take certain actions during this interim period.
          Among other things, Hillman has agreed to, and will cause its subsidiaries, and its and each of their respective officers, directors, managers, or agents, to not initiate, solicit or encourage, or engage in discussions or negotiations of any type with respect to an “Acquisition” (as defined in the Merger Agreement) by a third party.
          Consummation of the Merger, which is currently anticipated to occur by the end of the second quarter of 2010, is subject to certain conditions, including, among others, receipt of payoff letters from the lenders with respect to Hillman’s indebtedness and other customary closing conditions. In addition, written resignation letters from each of the members of the board of directors and each officer of Hillman specified by the Purchaser will be provided at least three business days prior to the closing of the Merger.
          The Merger Agreement also contains certain termination rights for both Hillman and the Purchaser. The Merger Agreement provides that, if any party to the Merger Agreement fails or refuses to perform any covenant or agreement, the non-breaching party or parties may seek to enforce specific performance of such covenant or agreement. In addition, upon termination of the Merger Agreement and under specified circumstances, the Purchaser may be required to pay Hillman a termination fee.

          The foregoing description of the Merger and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is attached hereto as Exhibit 2.1 and is incorporated into this current report on Form 8-K by reference. The exhibits and schedules to the Merger Agreement have been omitted from the attached Exhibit 2.1. Upon request, Hillman shall furnish supplementally a copy of any omitted schedule or exhibit to the SEC.
          On April 22, 2010, Hillman and Oak Hill Capital issued a joint press release announcing the entry into the Merger Agreement. The text of the press release is included as Exhibit 99.1 to this Form 8-K and is incorporated by reference hereto.
Forward-Looking Statements
          Statements included herein may constitute “forward-looking statements,” which relate to future events or the future performance or financial condition of Hillman or Oak Hill Capital following the acquisition of Hillman. These statements are not guarantees of future performance, condition or results and involve a number of risks and uncertainties. Actual results and condition may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in Hillman’s filings with the Securities and Exchange Commission. Neither Hillman nor Oak Hill Capital undertakes any duty to update any forward-looking statements made herein.
Item 9.01 Financial Statements and Exhibits
(a)	Not Applicable.

(b)	Not Applicable.

(c)	Not Applicable.

(d)	Exhibits

EXHIBIT
NUMBER	DESCRIPTION

2.1	Agreement and Plan of Merger

99.1	Press release dated April 22, 2010

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 23, 2010	THE HILLMAN COMPANIES, INC.
/s/ James P. Waters
James P. Waters
Chief Financial Officer

EXHIBIT LIST

EXHIBIT
NUMBER	DESCRIPTION

2.1	Agreement and Plan of Merger

99.1	Press release dated April 22, 2010